Exhibit 99.1

FOR RELEASE: Friday, April 28, 2023 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR

THE THREE AND NINE MONTHS ENDED MARCH 31, 2023

   Shreveport, Louisiana – April 28, 2023 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2023, of $1.1 million compared to net income of $1.3 million reported for the three months ended March 31, 2022. The Company’s basic and diluted earnings per share were $0.35 and $0.34, respectively, for the three months ended March 31, 2023, compared to basic and diluted earnings per share of $0.39 and $0.37, respectively, for the three months ended March 31, 2022. The Company reported net income of $4.4 million for the nine months ended March 31, 2023, compared to $3.8 million for the nine months ended March 31, 2022. The Company’s basic and diluted earnings per share were $1.48 and $1.41, respectively, for the nine months ended March 31, 2023, compared to $1.18 and $1.10, respectively, for the nine months ended March 31, 2022.

   The Company reported the following during the nine months ended March 31, 2023:

●	On February 1st, the Company completed the acquisition of Northwest Bancshares Corporation ("NWB") and its wholly-owned subsidiary, First National Bank of Benton ("FNBB"). As of February 1st FNBB reported $83.4 million in assets, $77.3 million in liabilities and $6.1 million in equity.
●

Total loans receivable, net of allowance for loan losses for the nine months ended March 31, 2023, increased $98.5 million, or 25.4%, to $486.4 million at March 31, 2023, compared to $387.9 million at June 30, 2022. FNBB had $53.3 million of loans receivable at March 31, 2023.

●

Total deposits without the deposits acquired in the acquisition of First National Bank of Benton for the nine months ended March 31, 2023, increased $18.3 million, or 3.5%, to $536.5 million at March 31, 2023, compared to $518.2 million at June 30, 2022.

●

The third quarter of fiscal 2023 included merger related expenses totaling $450,000, net of taxes, relating to our acquisition of Northwest Bancshares Corporation and its wholly-owned subsidiary, FNBB on February 1, 2023.

●

Basic earnings per share increased $0.30, or 25.4%, from $1.18 for the nine months ended March 31, 2022, compared to $1.48 for the nine months ended March 31, 2023. Basic earnings per share would have been $0.15 higher without the merger related expenses incurred during the nine months ended March 31, 2023.

●

Diluted earnings per share increased $0.31 or 28.2%, from $1.10 for the nine months ended March 31, 2022, compared to $1.41 for the nine months ended March 31, 2023. Diluted earnings per share would have been $0.14 higher without the merger related expenses incurred during the nine months ended March 31, 2023.

   The decrease in net income for the three months ended March 31, 2023, as compared to the prior year quarter resulted primarily from a $940,000, or 26.4%, increase in non-interest expense, a decrease of $328,000, or 39.2%, in non-interest income, a $150,000 increase in provision for loan losses, and a $2,000, or 0.7%, increase in provision for income taxes, partially offset by an increase of $1.2 million, or 28.2%, in net interest income. The increase in the provision for loan losses for the three months ended March 31, 2023, was primarily due to loan growth of $14.0 million exclusive of the loans acquired from FNBB. The increase in net interest income for the three months ended March 31, 2023, was primarily due to a $2.3 million, or 49.5%, increase in total interest income, partially offset by an increase of $1.1 million, or 263.2% in total interest expense. The Company’s average interest rate spread was 3.15% for the three months ended March 31, 2023, compared to 3.13% for the three months ended March 31, 2022. The Company’s net interest margin was 3.56% for the three months ended March 31, 2023, compared to 3.27% for the three months ended March 31, 2022.

   The increase in net income for the nine months ended March 31, 2023 resulted primarily from a $3.4 million, or 27.0%, increase in net interest income, a decrease of $199,000, or 21.6%, in provision for income taxes, partially offset by a decrease of $1.3 million, or 44.8% in non-interest income, an increase of $1.0 million, or 9.6%, in non-interest expense, and an increase of $657,000, or 1,077.0%, in provision for loan losses. The increase in the provision for loan losses for the nine-month period was primarily due to loan growth of $45.2 million exclusive of the loans acquired from FNBB. The increase in net interest income for the nine-month period was primarily due to a $4.7 million, or 33.4%, increase in total interest income, partially offset by a $1.3 million, or 88.6%, increase in total interest expense. The Company’s average interest rate spread was 3.55% for the nine months ended March 31, 2023, compared to 3.03% for the nine months ended March 31, 2022. The Company’s net interest margin was 3.84% for the nine months ended March 31, 2023, compared to 3.19% for the nine months ended March 31, 2022.

   The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$476,721	5.23%	$365,277	4.75%
Investment securities	120,852	1.99	102,549	1.50
Interest-earning deposits	25,867	4.22	61,733	0.23
Total interest-earning assets	$623,440	4.56	$529,559	3.59

Interest-bearing liabilities:
Savings accounts	$99,252	0.31%	$138,742	0.28%
NOW accounts	70,064	0.26	53,980	0.11
Money market accounts	121,256	1.27	94,986	0.12
Certificates of deposit	141,358	2.42	80,850	1.29
Total interest-bearing deposits	431,930	1.26	368,558	0.43
Other bank borrowings	7,513	7.88	2,400	3.35
FHLB advances	4,313	4.89	844	4.90
Total interest-bearing liabilities	$443,756	1.41%	$371,802	0.46%

	For the Nine Months Ended March 31,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$423,451	5.22%	$355,732	4.86%
Investment securities	111,448	1.88	95,141	1.49
Interest-earning deposits	23,950	4.00	78,223	0.17
Total interest-earning assets	$558,849	4.50	$529,096	3.56%

Interest-bearing liabilities:
Savings accounts	$111,948	0.28%	$136,102	0.30%
NOW accounts	61,509	0.22	49,972	0.11
Money market accounts	100,919	0.67	89,624	0.12
Certificates of deposit	108,211	1.89	91,642	1.41
Total interest-bearing deposits	382,587	0.83	367,340	0.51
Other bank borrowings	6,274	6.82	1,892	3.24
FHLB advances	1,969	4.87	853	4.84
Total interest-bearing liabilities	$390,830	0.95%	$370,085	0.53%

   The $328,000 decrease in non-interest income for the three months ended March 31, 2023, compared to the prior year quarterly period, was primarily due to a decrease of $240,000 in gain on sale of loans, a $229,000 decrease in other non-interest income, and a $2,000 decrease in income from bank owned life insurance, partially offset by an increase of $91,000 in service charges on deposit accounts and a $52,000 decrease in loss on sale of fixed assets and real estate owned. The $1.3 million decrease in non-interest income for the nine months ended March 31, 2023, compared to the prior year nine-month period was primarily due to a decrease of $1.3 million in gain on sale of loans, a decrease of $234,000 in other non-interest income, and a $5,000 decrease in income from bank owned life insurance, partially offset by a $236,000 increase in service charges on deposit accounts and a $52,000 decrease in loss on sale of fixed assets and real estate owned. The decreases in gain on sale of loans for both the quarter and nine-month periods were primarily due to a decrease in refinance activity causing a decrease in mortgage loan originations.

    The $940,000 increase in non-interest expense for the three months ended March 31, 2023, compared to the same period in 2022, is primarily attributable to increases of $750,000 in professional fees which were due to acquisition costs, $125,000 in compensation and benefits expense, $92,000 in occupancy and equipment expense, $71,000 in amortization of core deposit intangible expense, $14,000 in data processing expense, $13,000 in franchise and bank shares expense, $11,000 in deposit insurance premium insurance expense, and $9,000 in advertising expense. The increases were partially offset by decreases of $115,000 in other non-interest expense, $20,000 in audit and examination expense, and $10,000 in loan and collection expense. The $1.0 million increase in non-interest expense for the nine months ended March 31, 2023, compared to the same nine-month period in 2022, is primarily attributable to increases of $627,000 in professional fees which were due to acquisition costs, $220,000 in occupancy and equipment expense, $161,000 in other non-interest expense, $71,000 in amortization of core deposit intangible expense, $36,000 in deposit insurance premium expense, $30,000 in data processing expense, and $5,000 in advertising expense. The increases were partially offset by decreases of $50,000 in audit and examination fees, $36,000 in loan and collection expense, $17,000 in franchise and bank shares tax expense, and $16,000 in compensation and benefits expense. The increase in professional fees for both the three and nine months ended March 31, 2023 was due to the acquisition of First National Bank of Benton in February 2023.

       At March 31, 2023, the Company reported total assets of $686.0 million, an increase of $95.5 million, or 16.2%, compared to total assets of $590.5 million at June 30, 2022. The increase in assets was comprised primarily of increases in loans receivable, net of $98.5 million, or 25.4%, from $387.9 million at June 30, 2022 to $486.4 million at March 31, 2023, investment securities of $12.5 million, or 11.6%, from $108.0 million at June 30, 2022 to $120.6 million at March 31, 2023, goodwill of $3.0 million from none at June 30, 2022 to $3.0 million at March 31, 2023, core deposit intangible of $1.6 million, from none at June 30, 2022 to $1.6 million at March 31, 2023, accrued interest receivable of $496,000, or 44.1%, from $1.1 million at June 30, 2022 to $1.6 million at March 31, 2023, premises and equipment of $349,000, or 2.1%, from $16.2 million at June 30, 2022 to $16.6 million at March 31, 2023, real estate owned of none at June 30, 2022 to $311,000 at March 31, 2023, and bank owned life insurance of $77,000, or 1.2%, from $6.6 million at June 30, 2022 to $6.7 million at March 31, 2023. These increases were partially offset by decreases in cash and cash equivalents of $18.5 million, or 28.9%, from $64.1 million at June 30, 2022 to $45.6 million at March 31, 2023, loans-held-for-sale of $2.8 million, or 70.8%, from $4.0 million at June 30, 2022 to $1.2 million at March 31, 2023, and deferred tax asset of $47,000, or 4.1%, from $1.1 million at June 30, 2022 to $1.0 million at March 31, 2023. The decrease in cash and cash equivalents was primarily due to the funding of additional loan growth and purchases of securities with excess liquidity. The increase in loans receivable, net, was primarily due to an increase of $53.3 million in loans acquired from the acquisition of First National Bank of Benton. The increase in investment securities was primarily due to an increase of $13.5 million in US Treasury securities acquired in the acquisition of First National Bank of Benton. The decrease in held-for-sale securities was due to $5.1 million in principal payments. The decrease in loans held-for-sale primarily reflected a reduction in loans originated for sale during the nine months ended March 31, 2023 due mainly to a decrease in mortgage refinance activity likely attributable to the increase in interest rates.

   Total liabilities increased $97.7 million, or 18.2%, from $538.1 million at June 30, 2022 to $635.9 million at March 31, 2023 primarily due to increases in total deposits of $82.4 million (deposits acquired in the acquisition of FNBB totaled $77.9 million), or 15.5%, to $614.4 million at March 31, 2023 compared to $532.0 million at June 30, 2022, advances from FHLB of $9.2 million, or 1,101.9%%, to $10.0 million at March 31, 2023 compared to $832,000 at June 30, 2022, other borrowings of $5.9 million, or 251.1%, to $8.3 million at March 31, 2023 compared to $2.4 million at June 30,2022, and other accrued expenses and liabilities of $356,000, or 13.7%, to $3.0 million at March 31, 2023 compared to $2.6 million at June 30, 2022, partially offset by an decrease in advances from borrowers for taxes and insurance of $78,000, or 22.0%, to $276,000 at March 31, 2023 compared to $354,000 at June 30, 2022. The increase in deposits was primarily due to an $81.3 million, or 101.3%, increase in certificates of deposit from $80.3 million at June 30, 2022 to $161.6 million at March 31, 2023, a $31.7 million, or 32.2%, increase in money market deposits from $98.6 million at June 30, 2022 to $130.3 million at March 31, 2023, a $7.3 million, or 12.4%, increase in NOW accounts from $59.0 million at June 30, 2022 to $66.3 million at March 31, 2023, and a increase of $2.5 million, or 1.5%, in non-interest bearing deposits from $161.1 million at June 30, 2022 to $163.6 million at March 31, 2023, partially offset by a decrease of $40.4 million, or 30.4%, in savings deposits from $133.0 million at June 30, 2022 to $92.6 million at March 31, 2023. The Company had $3.0 million in brokered deposits at March 31, 2023 compared to $6.0 million at June 30, 2022. The increase in advances from the Federal Home Loan Bank was primarily due to an advance with an overnight maturity for $10.0 million.

      At March 31, 2023, the Company had $2.7 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $2.2 million on non-performing assets at June 30, 2022, consisting of 14 single-family residential loans, one land loan, and one commercial non-real estate loan and two single-family residences in other real estate owned at March 31, 2023, compared to nine single-family residential loans and one line of credit loan at June 30, 2022. At March 31, 2023 the Company had 13 single family residential loans and two commercial real estate loans, three commercial non-real-estate loans, two consumer loans, and one land loan classified as substandard compared to five single family residential loans and two commercial real estate loans classified as substandard at June 30, 2022. There were no loans classified as doubtful at March 31, 2023 or June 30, 2022.

      Shareholders’ equity decreased $2.2 million, or 4.2%, to $50.1 million at March 31, 2023 from $52.3 million at June 30, 2022. The primary reasons for the changes in shareholders’ equity from June 30, 2022 were the repurchase of Company stock of $6.0 million, a decrease in the Company’s accumulated other comprehensive income of $275,000, and dividends paid totaling $1.1 million, partially offset by net income of $4.4 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $516,000, and proceeds from the issuance of common stock from the exercise of stock options of $217,000.

      The Company repurchased 291,000 shares of its common stock during the nine months ended March 31, 2023 at an average price per share of $19.99. On February 16, 2022, the Company announced that its Board of Directors approved an eleventh stock repurchase program for the repurchase of up to 170,000 shares. The eleventh stock repurchase program was completed on August 2, 2022.

      Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its nine full-service banking offices and home office in northwest Louisiana.

    Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

   In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands)

	March 31, 2023	June 30, 2022
	(Unaudited)	(Audited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $37,994 and $42,531 March 31, 2023 and June 30, 2022, Respectively)	$45,568	$64,078
Securities Available-for-Sale	44,756	28,099
Securities Held-to-Maturity (fair value March 31, 2023: $64,012; June 30, 2022: $69,513, Respectively)	75,812	79,950
Loans Held-for-Sale	1,160	3,978
Loans Receivable, Net of Allowance for Loan Losses (March 31, 2023: $4,935; June 30, 2022: $4,451, Respectively)	486,394	387,873
Accrued Interest Receivable	1,620	1,124
Premises and Equipment, Net	16,598	16,249
Bank Owned Life Insurance	6,674	6,597
Goodwill	2,990	--
Core Deposit Intangible	1,636	--
Deferred Tax Asset	1,096	1,143
Real Estate Owned	311	--
Other Assets	1,370	1,389

Total Assets	$685,985	$590,480

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$163,598	$161,142
Interest-bearing	450,776	370,849
Total Deposits	614,374	531,991
Advances from Borrowers for Taxes and Insurance	276	354
Short-term Federal Home Loan Bank Advances	10,000	832
Other Borrowings	8,250	2,350
Other Accrued Expenses and Liabilities	2,962	2,606

Total Liabilities	635,862	538,133

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,123,651 and 3,387,839 Shares Issued and Outstanding at March 31, 2023 and June 30, 2022, Respectively	34	34
Additional Paid-in Capital	40,791	40,145
Unearned ESOP Stock	(552)	(639)
Retained Earnings	11,824	14,506
Accumulated Other Comprehensive Loss	(1,974)	(1,699)

Total Shareholders’ Equity	50,123	52,347

TOTAL LIABILITIES AND SHAREHOLDERS’&NBSP;EQUITY	$685,985	$590,480

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Interest income
Loans, including fees	$6,151	$4,277	$16,585	$12,985
Investment securities	100	--	105	--
Mortgage-backed securities	492	380	1,472	1,066
Other interest-earning assets	270	35	720	101
Total interest income	7,013	4,692	18,882	14,152
Interest expense
Deposits	1,342	394	2,387	1,397
Federal Home Loan Bank borrowings	52	10	72	31
Other bank borrowings	146	20	321	46
Total interest expense	1,540	424	2,780	1,474
Net interest income	5,473	4,268	16,102	12,678

Provision for loan losses	150	--	718	61
Net interest income after provision for loan losses	5,323	4,268	15,384	12,617

Non-interest income
Gain on sale of loans	87	327	404	1,747
Gain/(Loss) on sale of real estate and fixed assets	4	(48)	4	(48)
Income on Bank-Owned Life Insurance	25	27	77	82
Service charges on deposit accounts	380	289	1,074	838
Other income	12	241	35	269

Total non-interest income	508	836	1,594	2,888

Non-interest expense
Compensation and benefits	2,319	2,194	6,694	6,710
Occupancy and equipment	541	449	1,540	1,320
Data processing	163	149	564	534
Audit and examination fees	82	102	243	293
Franchise and bank shares tax	145	132	386	403
Advertising	97	88	238	233
Professional fees	885	135	1,085	458
Loan and collection	34	44	148	184
Amortization Core Deposit Intangible	71	--	71	--
Deposit insurance premium	49	38	150	114
Other expenses	112	227	690	529

Total non-interest expense	4,498	3,558	11,809	10,778

Income before income taxes	1,333	1,546	5,169	4,727
Provision for income tax expense	271	269	723	922

NET INCOME	$1,062	$1,277	$4,446	$3,805

EARNINGS PER SHARE

Basic	$0.35	$0.39	$1.48	$1.18
Diluted	$0.34	$0.37	$1.41	$1.10

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022

Selected Operating Ratios(1):
Average interest rate spread	3.15%	3.13%	3.55%	3.03%
Net interest margin	3.56%	3.27%	3.84%	3.19%
Return on average assets	0.65%	0.91%	0.99%	0.89%
Return on average equity	8.18%	9.88%	12.24%	9.61%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.39%	0.06%	0.39%	0.06%
Allowance for loan losses as a percent of non-performing loans	208.49%	1,224.37%	208.49%	1,224.37%
Allowance for loan losses as a percent of total loans receivable	1.00%	1.14%	1.00%	1.14%

Per Share Data:
Shares outstanding at period end	3,123,651	3,400,839	3,123,651	3,400,839
Weighted average shares outstanding:
Basic	3,005,886	3,273,680	3,013,259	3,235,967
Diluted	3,132,312	3,465,193	3,155,518	3,462,887
___________________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

Non-GAAP Reconciliation	Three Months Ended	Nine Months Ended
	March 31, 2023	March 31, 2023
(dollars in thousands, except per share data)
Reported noninterest expense	$4,498	$4,498
Less: Merger-related expense	570	570
Adjusted noninterest expense	3,928	3,928

Reported Net Income	1,062	4,446
Add: Merger related expenses, net tax	450	450
Adjusted net income	1,512	4,896

Diluted EPS	$0.34	$1.41
Add: Merger related expenses, net tax	$0.14	$0.14
Adjusted diluted EPS	$0.48	$1.55

Return on average assets	$0.65	$0.99
Add: Merger related expenses, net tax	$0.27	$0.10
Adjusted return on average assets	$0.92	$1.09

Tangible book value at period end	15.09%	15.09%

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145